SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                         June 26, 2006


                           CADIZ INC.
     (Exact name of Registrant as specified in its charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles 90017
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 26, 2006 the Company (the "Company") entered into a credit agreement with Peloton Partners LLP ("Peloton") to provide a new long-term debt facility to the Company. The transactions contemplated by this Credit Agreement closed on June 29, 2006. Prior to the closing of this transaction, Peloton held approximately 9% of the Company's outstanding common shares.

     Under the terms of this financing arrangement, Peloton (through an affiliate) and other participating lenders have invested $36.375 million in a five year zero coupon secured convertible loan with an initial interest rate of 5% per annum After three years, the interest rate will increase to 6% per annum for the remainder of the term. At the lenders' option, $10 million of principal and accrued interest thereon may be converted into Cadiz common stock at $18.15 per share, and $26.375 million of principal and accrued interest thereon may be converted into Cadiz common stock at $23.10 per share. These conversion prices are set for the entire term of the loan, subject only to normal adjustments in the event of stock splits, stock dividends and other recapitalization events, and subject to further adjustment in the event of a change in control of the company (whereupon the conversion price will be adjusted pursuant to a formula which takes into account the amount of time that the loan has been outstanding and the value of the Company's stock at the time of the change of control, but in no event shall the adjusted conversion price be less than $16.50 per share).

     The loan is secured by substantially all of the Company's assets and provides the lenders with certain demand and piggyback registration rights. The credit agreement also allows Peloton to designate one member of the Cadiz board of directors.

     The proceeds of the new loan have been used by the Company retire its existing secured credit facility with ING Capital LLC
(the "ING Loan"), with the remainder to be used to supplement its working capital.


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     The information required by this item regarding the repayment in full of the Company's senior revolving credit facility with ING is included under Item 1.01 and incorporated by reference into this Item 1.02.

     With the pay off and termination of the ING Loan, the Company will incur a one-time non-cash charge of approximately $877,000 for the write-off of certain deferred financing costs and prepaid interest expense associated with the terminated credit facility.


ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
            OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
            OF A REGISTRANT

     The information required by this item regarding the creation of a direct financial obligation is included under Item 1.01 and incorporated by reference into this Item 2.03.


ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

     The information required by this item regarding the unregistered sales of equity securities is included under Item
1.01 and incorporated by reference into this Item 3.02.

     The issuance of convertible debt as described in Item 1.01 above was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) of the Securities Act as the transactions did not involve public offerings, the number of investors was limited, the investors were provided with information about us, and we placed restrictions on the resale of the securities.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By: /s/ O'Donnell Iselin II
                                  -------------------------
                                  O'Donnell Iselin II
                                  Chief Financial Officer


Dated:  June 30, 2006